UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2017

PURE BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14468	33-0530289
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1725 Gillespie Way
El Cajon, California	92020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 596-8600

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2017, the Board of Directors (the “Board”) of Pure Bioscience, Inc. (the “Company”) authorized and appointed Elisabeth Hagen, M.D., as a member of the Board. The Company issued a press release announcing the appointment of Dr. Hagen, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 5.02.

Dr. Hagen’s wide-ranging food safety experience includes service as the USDA’s Chief Medical Officer where one of her primary focuses sought ways to reduce foodborne illness. As USDA Under Secretary for Food Safety she oversaw Food Safety and Inspection Service (FSIS) policies and programs. Today, Dr. Hagen’s consulting work advises a range of companies on food safety strategy, food trends, regulatory issues and crisis management. She serves as Food Safety Advisory Board Member for Chipotle Mexican Grill, Animal Welfare Advisory Board Member for Tyson Foods, and Advisory Board Member, Food Safety, at Yum Brands.

As a director, Dr. Hagen will participate in the Company’s non-employee director compensation program. Under this program, Dr. Hagen will receive an annual cash retainer of $60,000 for service on the Board. The annual cash retainers are payable in four equal installments on a quarterly basis, and on a pro-rata basis for service during any portion of a quarter. Additionally, Dr. Hagen will receive an initial grant of 150,000 restricted stock units and 200,000 nonstatutory stock options, which vest fifty percent (50%) on the date of the 2018 annual meeting of stockholders and fifty percent (50%) on the date of the 2019 annual meeting of stockholders.

There are no family relationships between Dr. Hagen and any of the Company’s directors or executive officers and Dr. Hagen does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There were no arrangements or understandings by which Dr. Hagen was named a director.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, issued by the Company on November 2, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURE BIOSCIENCE, INC.

Dated: November 2, 2017	By:	/s/ Henry R. Lambert
Henry R. Lambert
Chief Executive Officer